Amended and Restated Appendix A
to the
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
BETWEEN
 INVESTMENT MANAGERS SERIES TRUST
AND
ADVISORY RESEARCH, INC.

Fund	Advisor Fee	Effective Date
Advisory Research All Cap Value Fund	0.75%	1/1/14
Advisory Research International Small Cap Value Fund Investor Class	0.90%	1/1/14
Advisory Research International Small Cap Value Fund Class I	0.90%	1/1/14
Advisory Research Global Value Fund	0.80%	1/1/14
Advisory Research International All Cap Value Fund	0.80%	1/1/14
Advisory Research Strategic Income Fund	0.70%	12/31/2012
Advisory Research Small Company Opportunities Fund	0.80%	11/1/2013
Advisory Research Emerging Markets Opportunities Fund	1.00%	11/1/2013
Advisory Research MLP & Energy Infrastructure Fund	0.75%	09/09/2010
Advisory Research MLP & Energy Income Fund	1.00%	12/27/2010
Advisory Research MLP & Equity Fund	0.85%	8/31/2015

Agreed and accepted this 31st  day of August, 2015.

INVESTMENT MANAGERS SERIES TRUST	ADVISORY RESEARCH, INC.

By:	By:

Print Name:	Print Name:

Title:	Title: